Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Verve Therapeutics, Inc. (the “Company”) for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sekar Kathiresan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 10, 2023	By:	/s/ Sekar Kathiresan
Sekar Kathiresan, M.D.
Chief Executive Officer (Principal Executive Officer)